Exhibit 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


Board of Directors
Flexible Solutions International Inc.
2614 Queenswood Drive
Victoria, BC
V8N 1X5


We, Pannell Kerr Forster, hereby consent to the incorporation in an SB-2 filing with the SEC of our audit report dated March 19, 2002 on the financial statements of Flexible Solutions International Inc. as at the year ended December 31, 2001 and December 31, 2000.






/s/ PANNELL KERR FORSTER
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PANNELL KERR FORSTER, Chartered Accountants
Vancouver, BC Canada
January 9, 2003